                     SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[   ]  Preliminary Information Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
14a-5(d)(2))

[ X ]  Definitive Information Statement

                         ALPHATRADE.COM
                         --------------
         (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and
0-11.

1)    Title of each class of securities to which transaction applies:  N/A.

2)    Aggregate number of securities to which transaction applies:  N/A.

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

4)     Proposed maximum aggregate value of transaction:  N/A.

5)     Total fee paid:  N/A.

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:  $0.

          2)   Form, Schedule or Registration Statement No.:  N/A

          3)   Filing Party:  N/A

          4)   Date Filed:  N/A


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                             ALPHATRADE.COM

                   Suite 400, 1111 West Georgia Street
               Vancouver, British Columbia, Canada V6E 4M3
                             (604) 681-7503

                         INFORMATION STATEMENT

               Action by Consent of Majority Stockholders
                   to be effective November 23, 1999

Purpose.
--------

     This Information Statement is furnished in connection with the consent of the holders of 71.4% of the issued and outstanding shares of common stock and the holder of all 2,000,000 shares of Class "A" preferred stock of AlphaTrade.com, a Nevada corporation (the "Company"). Collectively, all such holders shall be referred to as the "majority holders." In the consent, which is effective as of September 27, 1999, the majority holders resolved to remove Rafael de Noyo as a director of the Company and to adopt certain amendments to its Articles of Incorporation as discussed below. These matters will be effective November 23, 1999.

     Mr. de Noyo was appointed as a director of the Company in February, 1999. In addition to his directorial responsibilities, Mr. de Noyo was involved with research and development of the Company's financial portal at its executive offices in Vancouver, Canada. In August, 1999, Mr. de Noyo abandoned his corporate responsibilities and the Company's remaining directors and executive officers have been unable to locate him. The remaining directors and the majority holders have voted to remove Mr. de Noyo as a director of the Company.

     The Board of Directors and majority holders have also voted to amend the Company's Articles of Incorporation as follows:

ARTICLE IV shall be amended to add the following:

(1) The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Common Shares and the Preferred Shares, to determine the number of shares of each series and to fix for each series of Common Shares and for any series of Preferred Shares such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors or a duly authorized committee thereof providing for the issue of such series and as may be permitted by Nevada Law.

(2) ISSUANCE AND CONSIDERATION. Any unissued or treasury shares of the Common Shares may be issued for such consideration as may be fixed in accordance with applicable law from time to time by the Board of Directors.

(3) DIVIDENDS. Subject to the rights of holders of the Preferred Shares, the holders of the Common Shares shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of Stock, and the holders of the Preferred Shares shall not be entitled to participate in any such dividends (unless otherwise provided by the Board of Directors in any resolution providing for the issue of a series of Preferred Shares).

(4)  Preferred Shares

(a) SERIES AND LIMITS OF VARIATIONS BETWEEN SERIES. Any unissued or treasury shares of the Preferred Shares may be issued from time to time in one or more series for such consideration as may be fixed from time to time by the Board of Directors, and each share of a series shall be identical in all respects with the other shares of such series, except that, if the dividends thereon are cumulative, the date from which they shall be cumulative may differ. Before any shares of Preferred Shares of any particular series shall be issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, in the manner provided by law, the particulars of the shares of such series (so far as not inconsistent with the provisions of this Article IV applicable to all series of Preferred Shares), including, but not limited to, the following:

                  (a) the distinctive designation of such series and the
                      number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                  (b) the annual rate of dividends payable on shares of such series, the conditions upon which such dividends shall be payable and the date from which dividends shall be cumulative in the event the Board of Directors determines that dividends shall be cumulative;

                  (c) whether such series shall have voting rights, in
                      addition to the voting rights provided by law and, if so, the terms of such voting rights;

                  (d) whether such series shall have conversion privileges
                      and, if so, the terms and conditions of such conversion privileges, including, but not limited to, provision for adjustment of the conversion rate upon such events and in such manner as the Board of Directors shall determine;

                  (e) whether or not the shares of such series shall be
                      redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                 (f) whether such series shall have a sinking fund for the
                      redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

                  (g) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (h) any other relative rights, preferences and limitations of or otherwise relating to such series.

(5) NO PREEMPTIVE RIGHTS. Except as otherwise set forth above in this Article IV, no holder of shares of this Corporation of any class shall be entitled, as such, as a matter of right, to subscribe for or purchase shares of any class now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of the Corporation or to which there shall be attached or appertain any warrants or rights entitling the holders thereof to purchase or subscribe for shares.

ARTICLE V shall be amended to add the following:

BYLAWS AMENDMENT

(1) AMENDMENT OF BYLAWS BY DIRECTORS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

(2) AMENDMENT OF BYLAWS BY THE SHAREHOLDERS. The Bylaws shall not be made, repealed, altered, amended or rescinded by the Shareholders of the Corporation except by the vote of not less than seventy percent (70%) of the outstanding shares of the Corporation entitled to vote thereon. Any amendment to this Certificate of Incorporation which shall contravene any bylaw in existence on the record date of the Shareholders meeting at which such amendment is to be voted upon by the Shareholders shall require the vote of not less than seventy percent (70%) of the outstanding shares entitled to vote thereon.

(3) Any director may be removed at any annual or special stockholders' meeting upon the affirmative vote of not less than seventy percent (70%) of the outstanding shares of voting stock of the Corporation at that time entitled to vote thereon; provided, however, that such director may be removed only for cause and shall receive a copy of the charges against him, delivered to him personally or by mail at his last known address at least ten (10) days prior to the date of the stockholders' meeting; AND PROVIDED FURTHER, that directors who shall have been elected by the holders of a series or class of Preferred Stock, voting separately as a class, shall be removed only pursuant to the provisions establishing the rights of such series or class to elect such directors.

ARTICLE VI shall be amended to add the following:

(1) The number of directors of the Corporation (exclusive of directors to be elected by the holders of any one or more series of Preferred Shares voting separately as a class or classes) shall be not less than (1) or more than (15) or such other number as may be fixed from time to time by action of not less than a majority of the members of the Board of Directors then in office . Nominations for directors shall be made in accordance with the Bylaws.

 (2) ELECTION BY HOLDERS OF PREFERRED SHARES. During any period when the holders of any Preferred Shares or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors, by reason of dividend arrearages or other provisions giving them the right to do so, then and during such time as such right continues (i) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of such Preferred Shares or such series thereof, voting as a class, shall be entitled to elect the additional director(s) so provided for, pursuant to the provisions of such Preferred Shares or series; (ii) each such additional director shall serve for such term, and have such voting powers, as shall be stated in the provisions pertaining to such Preferred Shares or series; and (iii) whenever the holders of any such Preferred Shares or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such Preferred Shares or series, the terms of office of all directors elected by the holders of such Preferred Shares or series, voting as a class pursuant to such provisions or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such Preferred Shares or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

ARTICLE IX shall be added as follows:

(1) The Board of Directors of the Corporation, when evaluating any offer of another party to (i) make a tender or exchange offer for any equity security of the Corporation; (ii) merge or consolidate the Corporation with another corporation; or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its Shareholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located.

(2) Any director may be removed at any annual or special stockholders' meeting upon the affirmative vote of not less than seventy percent (70%) of the outstanding shares of voting stock of the Company at that time entitled to vote thereon; provided, however, that such director may be removed only for cause and shall receive a copy of the charges against him, delivered to him personally or by mail at his, last known address at least then (10) days prior to the date of the stockholders' meeting; AND PROVIDED FURTHER, that directors who shall have been elected by the holders of a series or class of Preferred Shares, voting separately as a class, shall be removed only pursuant to the provisions establishing the rights of such series or class to elect such directors.

     Procedure for Approval.
     -----------------------

     The Nevada Revised Statutes (the "Nevada Law") requires the approval of stockholders who hold at least two-thirds of the voting power of the Company's common stock to remove a director. The Nevada Law requires the approval of a majority of the voting power present at a meeting at which a quorum is present to amend the Company's Articles of Incorporation. The Nevada Law also permits actions that would otherwise require a vote at a meeting of stockholders to be taken by written consent of the holders of at least the number of shares that would be necessary to authorize such actions at a meeting. See the caption "Voting Procedures," herein.

     The majority holders, who collectively own approximately 84.7% of the issued and outstanding voting securities of the Company, have consented to remove Mr. de Noyo as a director of the Company and to amend its Articles of Incorporation as discussed below. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. See the caption "Voting Securities and Principal Holders Thereof," herein.

     Dissenters' Rights of Appraisal.
     --------------------------------

     The Nevada Law does not provide any dissenters' rights with respect to the removal of corporate directors or amendments of the Company's Articles of Incorporation as set forth above. Therefore, no dissenter's rights of appraisal will be given in connection with these matters.

THE MAJORITY HOLDERS OWN SUFFICIENT VOTING SECURITIES TO ADOPT, RATIFY AND APPROVE THE REMOVAL OF MR. DENOYO AS A DIRECTOR OF THE COMPANY AND THE AMENDMENTS OF THE COMPANY'S ARTICLES OF INCORPORATION AS SET FORTH ABOVE. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

Voting Securities and Principal Holders Thereof.
------------------------------------------------

     As of September 27, 1999, the date of the majority holders' consent to remove Mr. de Noyo from the Board of Directors and to amend the Company's Articles of Incorporation, a total of 11,555,350 shares of common stock were outstanding; such shares are entitled to a total of 11,555,350 votes on such matters. As of the same date, a total of 2,000,000 shares of the Company's Class "A" preferred stock were outstanding; such shares are entitled to a total of 10,000,000 votes on such matters (each share of preferred stock is entitled to five votes).

     The following table sets forth the shareholdings of the Company's directors and executive officers and those persons who owned more than 5% of the Company's common stock as of September 27, 1999:

                              Positions      Number and Percentage
Name and Address              Held           of Shares Beneficially Owned
----------------              ----           ----------------------------

Victor D. Cardenas            President              50,000 -  0.4%
400 - 1111 West Georgia St.   Director
Vancouver, BC V6E 4M3
Canada

J. Michael Pinkney            Secretary/            330,000 -  2.9%
400 - 1111 West Georgia St.   Treasurer
Vancouver, BC V6E 4M3         Director
Canada

Unicorn Trade & Commerce      Stockholder         4,000,000 - 34.6%
(Europe) Ltd.
20 Clanwilliam Terrace
Dublin 2, Ireland

     Sandy Coastline Investments Ltd. is the beneficial owner of all 2,000,000 outstanding shares of the Company's Class "A" preferred stock and is entitled to 10,000,000 votes with respect to the removal of Mr. de Noyo and the above-referenced amendments to the Company's Articles of Incorporation.

     Changes in Control.
     -------------------

     Pursuant to the Company's Bylaws and the applicable provisions of the Nevada Law, on December 23, 1998, James Barry Somervail, the
Company's President and a director, appointed Victor D. Cardenas and J. Michael Pinkney as directors, to serve until the next annual meeting of the stockholders or until their respective successors were appointed and qualified or their prior resignations or terminations. Mr. Somervail resigned immediately thereafter. Maggie Abbott, the Company's Secretary, also resigned on this date.

     Effective December 23, 1998, and pursuant to the Bylaws and the applicable provisions of the Nevada Law, the newly constituted
Board of Directors unanimously consented without a meeting to elect the following persons to serve as executive officers: Victor D. Cardenas, President; and J. Michael Pinkney, Secretary/Treasurer.

     See the caption "Voting Securities and Principal Holders Thereof" for information regarding the beneficial ownership of the Company's securities by Messrs. Cardenas and Pinkney.

Amendment of Articles of Incorporation.
---------------------------------------

     The Company's Board of Directors and majority stockholders have voted to amend its Articles of Incorporation to clarify certain matters relating to the governance of the Company. These matters may be summarized as follows:

     Matters Relating to Preferred Stock Only. The Board of Directors and majority stockholders have voted to: (i) vest in the Board of Directors the authority to issue and designate the number, rights and preferences of the Company's class of preferred stock and any series thereof; and (ii) deny the holders of the Company's preferred stock the right to receive dividends unless specifically provided for by resolution of the Board of Directors. Section
78.195 of the Nevada Law requires that a corporations's Articles of Incorporation prescribe, or vest authority in the Board of Directors to prescribe, the number, series, rights and preferences of multiple classes or series of stock. These amendments to the Company's Articles of Incorporation are designed to comply with Section 78.195.

     Matters Relating to Common Stock Only. The Board of Directors and majority stockholders have voted to vest in the Board of Directors the authority: (i) to issue shares of common stock for such consideration as it may determine; and (ii) to pay dividends on the Company's common stock.
Section 78.215 of the Nevada Law authorizes a Nevada corporation to issue shares for such consideration as may be prescribed in its articles of incorporation or for such consideration as may be fixed by the board of directors. Section 78.215 also authorizes a Nevada corporation to issue share dividends unless the articles of incorporation provide otherwise. The purpose of these amendments is to clarify the authority of the Company's Board of Directors to issue common stock and to pay dividends thereon.

     Matters Relating to Both Preferred Stock and Common Stock. The Board of Directors and majority stockholders have voted to deny to the Company's stockholders pre-emptive rights to acquire unissued shares of its stock.
Section 78.267 of the Nevada Law provides that, for corporations organized after October 1, 1991 (the Company was organized in 1995), stockholders will not have any pre-emptive rights unless the articles of incorporation so provide. The purpose of this amendment is to affirmatively state in the Company's Articles of Incorporation, as amended, that the Company's stockholders will not have any pre-emptive rights. Since the Nevada Law does not authorize pre-emptive rights for companies organized after October 1, 1991, the Board of Directors does not believe that this amendment will have any effect on the Company's stockholders.

     Matters Relating to the Amendment of the Company's Bylaws. The Board of Directors and majority stockholders have voted: (i) to vest in the Board of Directors the authority to make, repeal, alter, amend and rescind the Company's Bylaws; (ii) to require the vote of not less than 70% of the Company's stockholders with respect to any such action; and (iii) to require the vote of not less than 70% of the Company's stockholders with respect to any amendment of its Articles of Incorporation that contravenes any provision of the Company's Bylaws. Article IX of the Company's Bylaws authorizes the Board of Directors to alter, amend, repeal and adopt bylaws and authorizes the Company's stockholders to repeal or change any bylaw. The above-referenced amendments will make it more difficult for the Company's stockholders to adopt changes or repeal the Company's Bylaws because of the increased vote required.

     Matters Relating to the Board of Directors. The Board of Directors and majority stockholders have voted: (i) to require the affirmative vote of not less than 70% of the Company's stockholders to remove any director, with such director to be removed for cause only and to be delivered a copy of the charges against him or her at least 10 days before the date of the stockholders' meeting at which he or she is to be removed, and with directors who have been elected by the vote of the preferred stockholders to be removed only pursuant to the provisions establishing the rights of that class to elect directors; (ii) to set the number of directors at no less than one and no more than 15 persons or such other number as the Board of Directors may fix; and
(iii) to increase the authorized number of directors by the number of directors that the Company's class of preferred stock is authorized to elect, if any such right is granted in the future, and to reduce the authorized number of directors commensurately if any such right is divested.

     The amendment requiring the approval of 70% of the Company's voting securities to remove a director will make it slightly more difficult to remove a director since the Nevada Law requires the approval of only two-thirds (66.67%) of the voting securities to take such an action (with the proviso that the articles of incorporation may require a larger vote). The amendments relating to the number of directors are in accordance with Section 78.115, which authorizes a corporation to provide in its articles of incorporation or its bylaws for a variable number of directors within a fixed minimum and maximum. The amendment providing for an increase in the number of directors in the event that preferred stockholders are authorized to elect one or more directors is also consistent with Section 78.115 of the Nevada Law.

     Matter Relating to Mergers and Acquisitions. The Board of Directors and majority stockholders have voted to require the Board of Directors to consider all relevant factors, including the social and economic effects on the employees, customers, suppliers and other constituents of the Company and the surrounding community in evaluating any merger, acquisition, consolidation or tender or exchange offer transaction. This provision is consistent with
Section 78.138 of the Nevada Law, which requires directors and executive officers to exercise good faith with a view to the interests of the corporation. The Board of Directors does not believe that this amendment will have any practical effect on the Company or its stockholders except to the extent that a consideration of the above-referenced factors may cause the Board of Directors to decide not to consummate a contemplated transaction.

Voting Procedures.
------------------

     Under the Nevada Law, the presence of a majority of the shares of the Company's voting stock entitled to vote at a meeting of the Company's stockholders is required to constitute a quorum for the transaction of business. If a quorum exists, matters submitted to a vote of stockholders will be approved if the votes cast in favor of the action exceed the votes cast against the action. The removal of a director requires the affirmative vote of at least two-thirds of the shares entitled to vote on the matter.

     The Nevada Law also permits any action that must be taken by the vote of stockholders to be taken by written consent of the holders of at least the number of shares required to authorize such action at a meeting of stockholders.

THE MAJORITY HOLDERS OWN SUFFICIENT VOTING SECURITIES OF THE COMPANY TO APPROVE THE REMOVAL OF MR. DENOYO AND THE ABOVE AMENDMENTS TO ITS ARTICLES OF INCORPORATION. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

                              EXHIBITS

None; not applicable.